UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 23, 2012, Verisk Analytics, Inc. (the “Company”) and its wholly-owned indirect subsidiary MI6 Acquisition, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MediConnect Global, Inc. (“MediConnect”) and MCG Securityholders Representative, LLC, as the securityholders’ representative. Pursuant to the Merger Agreement, the Company will acquire MediConnect pursuant to a merger of Merger Sub with and into MediConnect (the “Merger”). The closing of the Merger is subject to customary closing conditions including MediConnect shareholder and regulatory approvals. The net purchase price is currently expected to be $348,550,000 in cash, subject to further upward or downward adjustment based on working capital levels at the time of closing. At the closing, $17,000,000 will be withheld from the merger consideration and deposited into an escrow account (the “Escrow”), in order to fund any indemnification claims and any working capital deficiency payable to the Company. A portion of the Escrow will be released after March 30, 2013 and the remainder of the Escrow will be released after December 31, 2014.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is annexed as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 8.01 Other Events

In connection with the entering into of the Merger Agreement, the Company issued a press release on March 23, 2012, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated March 23, 2012 among Verisk Analytics, Inc., MI6 Acquisition, Inc., MediConnect Global, Inc. and the securityholders’ representative named therein

99.1	Press Release dated March 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: March 23, 2012	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary